UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary proxy statement

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☐	Definitive proxy statement.

☐	Definitive additional materials.

☒	Soliciting material pursuant to Section 240.14a-12

FERMI INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Fermi Files Preliminary Consent Revocation Statement

Board is Committed to Acting in the Best Interests of Fermi Shareholders and

Cites Strong Momentum Behind Fermi 2.0

DALLAS, May 18, 2026 – Fermi Inc. (NASDAQ: FRMI) (LSE: FRMI), operating as Fermi America™ (“Fermi” or the “Company”), today announced that on May 15, 2026, it filed a preliminary Consent Revocation Statement (the “Revocation Statement”) with the U.S. Securities and Exchange Commission (“SEC”). The Revocation Statement responds to former Chief Executive Officer Toby Neugebauer’s preliminary consent solicitation, in which Mr. Neugebauer is seeking to solicit shareholder consents to hold a Special Meeting of Shareholders (“Special Meeting”) on or about June 30, 2026. Fermi’s Revocation Statement provides specific reasons why Mr. Neugebauer’s proposals are not in the best interests of Fermi shareholders, including information regarding his removal as CEO and subsequent termination for cause by an Independent Committee of the Board.

The Board issued the following statement:

The Fermi leadership team is executing on a well-defined plan that it believes will maximize shareholder value. The Board has overseen the Company’s evolution into its next phase of growth, advancing Fermi 2.0 and Project Matador, while driving progress across key construction, regulatory and financing milestones.

The Board is committed to evaluating all transactions that could maximize long-term value for shareholders, but it will not be forced into a short-sighted decision that benefits only Mr. Neugebauer and his affiliates at the expense of all others who experienced significant losses under his tenure as CEO.

After careful consideration and consultation with independent financial and legal advisors, an Independent Committee of the Board unanimously concluded that the Special Meeting solicitation launched by Mr. Neugebauer is not in the best interests of the Company or its shareholders. As detailed in the Company’s preliminary Consent Revocation, our recommendation for shareholders is based on the following considerations:

●	Fermi 2.0 is delivering tangible results. As the management team described on its May 14, 2026 earnings call, which was well received by the financial community, interest has accelerated under the recent leadership changes. Fermi is also seeing increased engagement with investors and partners, reinforcing confidence in the Company’s strategy and its ability to deliver long-term shareholder value.

Project Matador continues to advance with clear visibility toward power delivery, and the Company, in partnership with a leading executive search firm, is actively conducting a search for a highly qualified CEO to lead its next phase of growth. The Company has secured nearly $1.0 billion in financing commitments, established over $1.4 billion in infrastructure positioning it to execute its near-term plan, and taken steps to strengthen its capital structure by replacing high-cost debt with more favorable equipment financing.

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●	Mr. Neugebauer’s record as CEO raises significant concerns regarding his leadership and ability to execute. During his tenure, Fermi’s stock declined more than 80% from its IPO, driven principally by the absence of a signed tenant.

●	Mr. Neugebauer’s employment was ultimately terminated for cause. The Board removed Mr. Neugebauer as CEO on April 17, 2026, and he was subsequently terminated for cause by an Independent Committee of the Board. The Independent Committee terminated Mr. Neugebauer for cause due to his misrepresentations to the Board, public communications inconsistent with his fiduciary duties and a pattern of conduct in violation of Company policies. Additionally, his behavior as CEO created disruption to operations and presented a significant threat to meaningful relationships with key stakeholders at a pivotal time in the Company’s growth trajectory.

●	Mr. Neugebauer’s proposals are designed to force a sale at a price that is far below Fermi’s intrinsic value. The Board and management team believe that an immediate sale would not be in the best interests of shareholders and could result in a value-destructive outcome, primarily benefiting Mr. Neugebauer and his affiliates, who received their stock pre-IPO for consideration at less than $0.01 per share, while locking in substantial losses for Fermi’s public shareholders. His cost basis and that of public shareholders would not be aligned in such a transaction, and the Independent Committee will not support a forced sale at depressed trading levels.

●	Certain critical commercial counterparties have made clear that Fermi’s path forward depends on stable leadership and governance. During Mr. Neugebauer’s tenure, he damaged relationships with certain business partners, with more than one counterparty threatening to terminate its agreement with Fermi as a result of Mr. Neugebauer’s conduct. Counterparties also conditioned their willingness to continue to do business with Fermi on Mr. Neugebauer no longer being an executive or exerting control over the Company. Additional counterparties, including potential institutional investors and private infrastructure funds, have similarly conditioned their willingness to conduct future business with the Company on assurances that Mr. Neugebauer would not destabilize Fermi’s governance or operations. Since his termination, these partners have communicated increased confidence in Fermi. The Board believes the return of Mr. Neugebauer to control the Company would put those relationships at risk.

In recent public statements, Mr. Neugebauer has continued to suggest that a Special Meeting will be held on May 29, 2026, despite the Company’s prior disclosure that such meeting was not validly called and has been cancelled in accordance with the Company’s bylaws. Mr. Neugebauer is now calling for a second Special Meeting through a consent solicitation process for the same purpose of taking control of the Board in a single election with his hand-picked nominees in a manner designed to circumvent the governance structure that he approved and which is intended to promote stable governance. Should he secure control of the Board, Mr. Neugebauer may fundamentally alter Fermi’s strategic direction by forcing a rapid sale at a depressed valuation without the support of a broad base of Fermi shareholders.

The Company’s preliminary Revocation Statement is subject to the SEC review process, and solicitation of consent forms or consent revocations is not permitted prior to completion of this process.

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Paul, Weiss, Rifkind, Wharton & Garrison LLP and Vinson & Elkins L.L.P. are serving as legal counsel to the Company. Fermi has also retained Alex Spiro of Quinn Emanuel Urquhart & Sullivan to assist with certain litigation matters.

About Fermi America™

Fermi America™ (Nasdaq & LSE: FRMI) develops next-generation private electric grids that deliver highly redundant power at gigawatt scale to support next-generation intelligence and AI compute. Fermi America™ combines cutting-edge technology with a deep bench of proven world-class multi-disciplinary leaders with a combined 25 GW of experience, to create the world’s largest, 11 GW next-gen private grid, helping ensure America’s energy and AI dominance. The behind-the-meter Project Matador campus is expected to integrate the nation’s biggest combined-cycle natural gas project, one of the largest clean, new nuclear power complexes in America, utility grid power, solar power, and battery energy storage, to support hyperscale AI and advanced computing. For additional information visit www.fermiamerica.com.

Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Fermi undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by Fermi.

Additional Information and Where to Find It

Fermi intends to file with the SEC a definitive Revocation Statement on Schedule 14A in connection with the proposed solicitation by Mr. Neugebauer to be able to call a special meeting of Fermi shareholders, as well as a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for any future meeting of the shareholders called as a result of Mr. Neugebauer’s solicitation, both containing a form of WHITE proxy card.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REVOCATION STATEMENT AND ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY FERMI AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Fermi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Participants in the Solicitation

Fermi, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of revocations and proxies with respect to a solicitation by Fermi. Information about Fermi’s executive officers and directors is available in Fermi’s Annual Report on Form 10-K/A (the “Form 10-K/A”) for the year ended December 31, 2025, filed with the SEC on April 30, 2026. To the extent holdings by our directors and executive officers of Fermi securities reported in the Form 10-K/A have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Contacts

Investors

Rodrigo Acuna

IR@fermiamerica.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Adam Pollack / Eliza Rothstein

212-355-4449

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On May 14, 2026 the Company filed the following release:

Fermi Board Amends Bylaws to Protect Interests of Shareholders

DALLAS, May 14, 2026 /PRNewswire/ — Fermi Inc. (NASDAQ: FRMI) (LSE: FRMI), operating as Fermi America™ (“Fermi” or the “Company”), today announced that its Board of Directors (the “Board”) has approved an amendment of the Company’s Bylaws (the “Bylaws”) to protect and empower shareholders unaffiliated with the Company’s former Chief Executive Officer. The Bylaw amendments are intended to ensure the integrity of the Company’s Board structure.

Under the amended Bylaws, any proposed changes to the Board’s size or classified structure will require approval from at least 70% of the Company’s outstanding shares entitled to vote in the election of directors, voting as one class. Fermi’s former CEO has claimed that he and his affiliates currently control approximately 40% of Fermi’s outstanding shares, which represents an outsized level of influence under the previous Bylaws.

Consistent with best governance practices for shareholder approval of conflicted transactions, a 70% vote to approve Mr. Neugebauer’s proposal would require approximately half of the shareholders unaffiliated with him to amend the Bylaws as he intends. The Board’s amendment does not change the percentage of shareholders necessary to call a special meeting, which remains at 50% of the Company’s outstanding shares.

Fermi notes that on May 11, 2026, Caddis Capital, LLC, the Company’s second largest shareholder owning approximately 9.3% of the Company’s outstanding common shares, reaffirmed its support for Fermi’s Board, the Company’s management team and its long-term strategic plan.

The Board issued the following statement:

The Fermi Board and management team are committed to taking steps that will position the Company for success. We are pleased with the support from our shareholders of the Company’s strategic plan to build on the momentum of Project Matador as it executes Fermi 2.0. The Board will continue to evaluate strategic opportunities to maximize shareholder value and take actions that we believe protect our shareholders’ interests.

The Company today separately filed the Amended and Restated Bylaws on a Form 8-K with the U.S. Securities and Exchange Commission.

About Fermi America™

Fermi America™ (Nasdaq & LSE: FRMI) develops next-generation private electric grids that deliver highly redundant power at gigawatt scale to support next-generation intelligence and AI compute. Fermi America™ combines cutting-edge technology with a deep bench of proven world-class multi-disciplinary leaders with a combined 25 GW of experience, to create the world’s largest, 11 GW next-gen private grid, helping ensure America’s energy and AI dominance. The behind-the-meter Project Matador campus is expected to integrate the nation’s biggest combined-cycle natural gas project, one of the largest clean, new nuclear power complexes in America, utility grid power, solar power, and battery energy storage, to support hyperscale AI and advanced computing.

Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Fermi undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by Fermi.

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Additional Information and Where to Find It

Fermi intends to file with the SEC a definitive revocation statement on Schedule 14A in connection with the proposed solicitation by Mr. Neugebauer to be able to call a special meeting of Fermi security holders, as well as a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for any future meeting of the shareholders called as a result of Mr. Neugebauer’s solicitation, both containing a form of WHITE proxy card.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REVOCATION STATEMENT AND ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY FERMI AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Fermi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Participants in the Solicitation

Fermi, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of revocations and proxies with respect to a solicitation by Fermi. Information about Fermi’s executive officers and directors is available in Fermi’s Annual Report on Form 10-K/A (the “Form 10-K/A”) for the year ended December 31, 2025, filed with the SEC on April 30, 2026. To the extent holdings by our directors and executive officers of Fermi securities reported in the Form 10-K/A have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Contacts

Investors

Rodrigo Acuna

IR@fermiamerica.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Adam Pollack / Eliza Rothstein

212-355-4449

 View original content to download multimedia:https://www.prnewswire.com/news-releases/fermi-board-amends-bylaws-to-protect-interests-of-shareholders-302772850.html

SOURCE Fermi Inc.

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On May 11, 2026 the Company filed the following release:

Fermi Board Announces Actions to Confirm No Special Meeting of Shareholders Has Been Called

Former CEO Toby Neugebauer is Attempting to Fill the Board with His Acolytes to Force a Sale of the Company at a Depressed Valuation – Fermi’s Stock Declined More than 80% During Neugebauer’s Tenure

Fermi Board Will Continue to Take Actions That it Believes Are in the Best Interests of All Shareholders

DALLAS, May 11, 2026 /PRNewswire/ — Fermi Inc. (NASDAQ: FRMI) (LSE: FRMI), operating as Fermi America™ (“Fermi” or the “Company”), today announced the unanimous decision by the Risk and Disclosure Committee of its Board of Directors (the “Board”) to confirm the prior cancellation of the special meeting of shareholders (the “Special Meeting”) former CEO Toby Neugebauer attempted to call on the eve of his removal for cause and scheduled for May 29, 2026.

Mr. Neugebauer attempted to call the Special Meeting to appoint five directors to the Board, thereby allowing him to take control of the Board and force the sale of the Company at a depressed valuation. As previously announced, Mr. Neugebauer was removed from the office of CEO and subsequently terminated for cause as a direct result of serious misconduct violating the terms of his employment agreement as well as multiple company policies. The Company did not consider the Special Meeting validly requested, and that request was previously rescinded by the Office of the CEO. Today’s action was taken to confirm to shareholders that there is no Special Meeting on May 29, 2026, following Mr. Neugebauer’s recent incorrect public statements to the contrary.

The Board issued the following statement:

While Mr. Neugebauer served as CEO of Fermi, the Company’s stock price declined more than 80%. Following his ineffective stint as CEO, and as a result of conduct violating the terms of his employment agreement as well as multiple company policies, the Board determined to terminate Mr. Neugebauer’s employment for cause.

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Mr. Neugebauer’s proposals, taken together, would result in Mr. Neugebauer taking control of the Company and advance his stated goal of selling Fermi quickly. The Board believes this conduct reflects the actions of a disgruntled former executive that are not in the interests of the Company’s shareholders.

The Company believes that Fermi’s market valuation does not reflect its intrinsic value, nor does it reflect the upside potential of the successful execution of Fermi 2.0 and the Company’s strategic plan. Under the current Board, and following notable achievements for Project Matador across construction, buildout and regulatory milestones, Fermi is well positioned for its next chapter of innovation, operational excellence and client-focused service. As we build on our operational momentum, we believe we will maximize shareholder value.

Embarking down the path that would be paved by Mr. Neugebauer’s effort to call a Special Meeting will serve only to lock in the value destruction Fermi experienced under his leadership. The Fermi Board will continue to take action that it believes is in the best interests of all shareholders.

Under Fermi’s bylaws, the Board has authority to cancel any Special Meeting. On April 19, 2026, the Board validly delegated this authority to the Risk and Disclosure Committee.

Mr. Neugebauer is also seeking to solicit shareholder consents to hold a second Special Meeting of Shareholders on or about June 30, 2026, for the same purpose of taking control of the Board and forcing a sale of the Company. Fermi believes Mr. Neugebauer’s consent solicitation is not in the best interests of its shareholders and recommends that shareholders not tender their consent.

About Fermi America™

Fermi America™ (Nasdaq & LSE: FRMI) develops next-generation private electric grids that deliver highly redundant power at gigawatt scale to support next-generation intelligence and AI compute. Fermi America™ combines cutting-edge technology with a deep bench of proven world-class multi-disciplinary leaders with a combined 25 GW of experience, to create the world’s largest, 11 GW next-gen private grid, helping ensure America’s energy and AI dominance. The behind-the-meter Project Matador campus is expected to integrate the nation’s biggest combined-cycle natural gas project, one of the largest clean, new nuclear power complexes in America, utility grid power, solar power, and battery energy storage, to support hyperscale AI and advanced computing.

Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Fermi undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by Fermi.

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Additional Information and Where to Find It

Fermi intends to file with the SEC a definitive revocation statement on Schedule 14A in connection with the proposed solicitation by Mr. Neugebauer to be able to call a special meeting of Fermi security holders, as well as a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for any future meeting of the shareholders called as a result of Mr. Neugebauer’s solicitation, both containing a form of WHITE proxy card.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REVOCATION STATEMENT AND ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY FERMI AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Fermi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Participants in the Solicitation

Fermi, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of revocations and proxies with respect to a solicitation by Fermi. Information about Fermi’s executive officers and directors is available in Fermi’s Annual Report on Form 10-K/A (the “Form 10-K/A”) for the year ended December 31, 2025, filed with the SEC on April 30, 2026. To the extent holdings by our directors and executive officers of Fermi securities reported in the Form 10-K/A have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Contacts

Investors

Rodrigo Acuna

IR@fermiamerica.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Adam Pollack / Eliza Rothstein

212-355-4449

SOURCE Fermi Inc.

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